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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 11, 2016

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (11/14)

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Item 1.01                      Entry into a Material Definitive Agreement.

FAAC Incorporated (“FAAC”), a wholly-owned subsidiary of Arotech Corporation (the “Registrant”), has a $15.0 million line of credit with Fifth Third Bank, secured by the assets and receivables of FAAC and by the assets and receivables of the Registrant and of certain of the Registrant’s other subsidiaries that also serve as guarantors of the Line of Credit

On March 11, 2016, Arotech Corporation (the “Registrant”) entered into a Credit Agreement (the “Chase Agreement”) with JPMorgan Chase Bank, N.A. (“Chase”), whereby Chase agreed to provide (i) a $15,000,000 revolving credit facility (“Revolver”), (ii) a $10,000,000 Term Loan (the “Term Loan”), and (iii) a $1,000,000 Mortgage Loan (the “Mortgage Loan” and, together with the Revolver and the Term Loan, the “Credit Facilities”) in respect of certain property located in Ann Arbor, Michigan. The Credit Facilities are secured by the Registrant’s assets and the assets of the Registrant’s domestic subsidiaries. The Credit Facilities replaced the line of credit with Fifth Third Bank.

The maturity of the Revolver is five years from the date of the Chase Agreement. The Revolver maintains an interest rate on a scale ranging from LIBOR plus 1.75% up to LIBOR plus 3.00%.

The maturity of the Term Loan is five years from the date of the Chase Agreement. The Term Loan maintains an interest rate on a scale ranging from LIBOR plus 2.0% up to LIBOR plus 3.25%. The repayment of the Term Loan will consist of 60 consecutive monthly payments of principal plus accrued interest based on annual principal reductions of 10% during the first year, 20% during the second through fourth years, and 30% during the fifth year. The Revolver and Term Loan are secured by the assets of the Registrant.

The maturity of the Mortgage Loan is five years from the date of the Chase Agreement and maintains an interest rate on a scale identical to the Term Loan. The monthly payments on the Mortgage Loan are $5,555 in principal plus accrued interest, with a balloon payment due at the end of month 60.

The Credit Facilities maintain certain reporting requirements, conditions precedent, affirmative covenants and financial covenants. The financial covenants include that the Registrant must maintain both a Maximum Debt to EBITDA ratio of 3.00 to 1.00 and a Minimum Fixed Charge Coverage Ratio of 1.20 to 1.00.

The interest rate swap that the Registrant was required to maintain with Fifth Third was settled in connection with the termination of the Fifth Third Bank agreement.

The description of the financing described in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1, the Pledge and Security Agreement filed as Exhibit 10.2 and the Patent and Trademark Security Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K (collectively, the “Transaction Documents”), all of which are incorporated herein by reference. The forms of the Transaction Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The Transaction Documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company’s public disclosures

Item 2.02                      Results of Operations and Financial Condition.

On March 14, 2016, the Registrant publicly disseminated an earnings release (the “Release”) announcing its financial results for the year ended December 31, 2015. A copy of the Release is attached as Exhibit 99.1 hereto.

The information included in the attached Exhibit 99.1 is being furnished pursuant to Item 2.02 of Form 8-K, insofar as it discloses historical information regarding the Registrant’s results of operations and financial condition as of and for the year ended December 31, 2015. In accordance with General Instructions B.2 of Form 8-K, the information in this portion of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

As described above, the following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Credit Agreement between JPMorgan Chase Bank, N.A. and the Registrant and certain of the Registrant’s subsidiaries dated March 11, 2016
10.2	Pledge and Security Agreement between JPMorgan Chase Bank, N.A. and the Registrant and certain of the Registrant’s subsidiaries dated March 11, 2016
10.3	Patent and Trademark Security Agreement between JPMorgan Chase Bank, N.A. and the Registrant and certain of the Registrant’s subsidiaries dated March 11, 2016
99.1	Press release dated March 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)

By:	/s/ Steven Esses
Name: Steven Esses
Title: President and CEO

Dated:           March 14, 2016